SECOND ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                          GOALTIMER INTERNATIONAL INC.


         Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Second Articles of Amendment to its Articles of Incorporation:

         FIRST:  The name of the Corporation is GOALTIMER INTERNATIONAL, INC.

         SECOND: The following amendment was adopted by the current Board of Directors on March 24, 1994 in the manner prescribed by the Colorado Corporate Code. The corporation hereby states that this amendment was adopted by the unanimous vote of the shareholders of the Corporation at their annual meeting held on March 16, 1994.

         THIRD:  The approved amendment is as follows:

         I. ARTICLE V, Paragraph one is hereby deleted and the following language is substituted:

                  The aggregate number of shares which the Corporation shall, have the authority to issue is Two Million (2,000,000) shares of common stock with no par value. All shares, when issued shall be non-assessable and fully paid. Each shareholder of record shall, at all shareholder meetings, be entitled to one vote for each share of stock standing in his name on the books of the Corporation. The Corporation is authorized to honor any valid shareholder agreements or voting trusts entered into by and between shareholders.

         IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of April, 1994.


                                        GOALTIMER INTERNATIONAL, INC.

                                        By: /s/ Leland E. Watson, II, pres.
                                            --------------------------------
                                            Leland Watson II, President




                                            /s/ Joe Crow
                                            --------------------------------
                                            Joe Crowe, Secretary



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STATE OF COLORADO                   )
                                    ) ss.
COUNTY OF BOULDER                   )

         Subscribed and sworn to before me this 19th day of April, 1994, by Leland Watson, II and Joe Crowe.

         Witness my hand and official seal.

         My Commission Expires:

                  May 7, 1995




                                                  ------------------------------
                                                       Notary Public